UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401 Richmond, Virginia 23219
(Address of principal executive offices)

(804) 344-4435
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Current Report on Form 8-K of Medalist Diversified REIT, Inc. (the “Company”) filed on June 27, 2019 with the Securities and Exchange Commission (the “Commission”), the Company, through its operating partnership, Medalist Diversified Holdings, L.P. (the “Operating Partnership”), terminated that certain Purchase and Sale Agreement (the “Original PSA”), on June 21, 2019 in connection with its planned acquisition of a 148-room hotel in Clemson, South Carolina commonly referred to as the Best Western Plus University Inn & Conference Center Clemson (the “Clemson Best Western”) from Heri AUM LLC, a South Carolina limited liability company (“Best Western Seller”), an unaffiliated seller.

On July 19, 2019, the Company, through its Operating Partnership, entered into that certain Reinstatement of and First Amendment to Purchase and Sale Agreement, a copy of which is filed hereto as Exhibit 10.1, to reinstate the terms of the PSA with such amendments as described below (the “PSA”):

•	The purchase price for the Clemson Best Western shall be $9,750,000, subject to seller credits to the purchase price in the aggregate amount of $37,750 which shall be applied at the closing of the acquisition (the “Closing”);
•	The Company’s $50,000 earnest money deposit to Best Western Seller shall become non-refundable on August 19, 2019, subject to the right of the Company to extend such date for an additional ten (10) days, if the Company does not terminate the PSA prior to such date; and
•	Best Western Seller shall only be liable for its breach of any representation or warranty made in the PSA for a period of twelve months following the Closing (the “Survival Period”) and shall not be liable to the Company unless the Company’s losses resulting from such breach exceed $20,000, in which event Best Western Seller shall be liable for each dollar of damages resulting from such breach up to (i) $500,000 if such breach occurs within the first five months of the Survival Period and (ii) $250,000 if such breach occurs within the last seven months of the Survival Period.

Several conditions to closing on the acquisition remain to be satisfied, and there can be no assurance that the Company will complete the transaction on the general terms described above or at all.

A description of the Original PSA is set forth under “Item 1.01. Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Commission on May 29, 2019 and is incorporated by reference in this Item 1.01.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the Clemson Best Western. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Description

10.1	Reinstatement of and First Amendment to Purchase and Sale Agreement, dated July 19, 2019, by and between HERI AUM LLC and Medalist Diversified Holdings, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: July 23, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary